Malibu Boats Refinances Credit Facility on the Strength of Its Balance Sheet, Extending Maturity to 2031

LOUDON, Tenn., July 13, 2026 (GLOBE NEWSWIRE) -- Malibu Boats, Inc. (Nasdaq: MBUU) (“Malibu”, “MBI” or the “Company”), today announced that it has successfully completed the refinancing of its credit facility, with its subsidiary Malibu Boats, LLC entering into a new agreement with Truist Bank, as administrative agent, on July 10, 2026 that replaces its prior agreement, dated July 8, 2022.
The refinancing modifies the existing credit facility to include several key updates:
•New Term Loan Facility: The Company added a new term loan facility of $100.0 million to its financing structure, alongside a revolving credit facility of $250.0 million, together replacing the existing $350.0 million revolving facility.
•Extended Maturity: The maturity date of the credit facility has been extended from July 2027 to July 2031.
•Incremental Capacity: The Company retains the ability to request incremental term or revolving commitments, providing continued flexibility to support future growth.
“The size, terms, and pricing of this refinancing reflect the financial position we’ve built through the cycle,” said David Black, Chief Financial Officer of Malibu Boats, Inc. “The facility gives us the flexibility to keep investing in the business, pursue disciplined growth opportunities, and return capital to shareholders. We appreciate the continued support of Truist and our bank group.”

For more information, please refer to the full text of the Credit Agreement filed as an exhibit to Malibu's Current Report on Form 8-K.

About Malibu Boats, Inc.

Based in Loudon, Tennessee, Malibu Boats, Inc. (MBUU) is a leading designer, manufacturer and marketer of a diverse range of recreational powerboats, including performance sport, sterndrive and outboard boats. Malibu Boats, Inc. is among the market leaders in the performance sport boat category through its Malibu and Axis boat brands, among the market leaders in the 20’ - 40’ segment of the sterndrive boat category through its Cobalt brand, among the market leaders in the saltwater fishing boat market with its Pursuit and Cobia offshore boats and Pathfinder, Maverick, and Hewes flats and bay boat brands, and among the market leaders in the premium adventure dayboat market with its Saxdor brand. A pre-eminent innovator in the powerboat industry, Malibu Boats, Inc. designs products that appeal to an expanding range of recreational boaters, fisherman and water sports enthusiasts whose passion for boating is a key component of their active lifestyles. For more information, visit www.malibuboats.com, www.axiswake.com, www cobaltboats.com, pursuitboats.com, www.maverickboatgroup.com, or www.saxdoryachts.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes statements in this press release regarding our flexibility to continue investing in our business, our ability to pursue disciplined growth opportunities, and our ability to return capital to shareholders. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: our large fixed cost base; our ability to execute our manufacturing strategy; our ability to accurately forecast demand for our products; increases in the cost of, or unavailability of, raw materials, component parts and transportation costs; disruptions in our suppliers’ operations; our reliance on third-party suppliers for raw materials and components; our reliance on certain suppliers for our engines and outboard motors; climate events in areas where we operate; our ability to meet our manufacturing workforce needs; our dependence on key management employees; our ability to grow our business through acquisitions and integrate such acquisitions to fully realize their expected benefits, including our recent acquisition of Saxdor; our growth strategy which may require us to secure significant additional capital; our ability to enhance existing products and develop and market new or enhanced products; our ability to protect our intellectual property; compromises or disruptions to our network and information systems; risks related to operating in foreign jurisdictions, including tariffs; general economic conditions; the continued strength and positive perception of our brands; increased consumer preference for used boats, alternative fuel-powered boats or the supply of new boats by competitors in excess of demand; the seasonality of our business; competition within our industry and with other activities for consumers’ scarce leisure time; inflation and heightened interest rates; our reliance on our network of independent dealers and increasing competition for dealers; the financial health of our dealers and their continued access to financing; our obligation to repurchase inventory of certain dealers; our exposure to risks associated with litigation, investigation and regulatory proceedings; an impairment in the carrying value of goodwill, trade names and other long-lived assets; risks inherent in changes to U.S trade policy, tariffs and import/export regulations, significant repair or replacement costs due to warranty claims; any failure to comply with laws and regulations including environmental, workplace safety and other regulatory requirements; covenants in our credit agreement governing our revolving credit facility which may limit our operating flexibility; our obligation to make certain payments under a tax receivable agreement; any failure to maintain effective internal control over financial reporting or disclosure controls or procedures; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Contacts:

Investor Relations:
InvestorRelations@MalibuBoats.com